Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman LLP, hereby consents to the use of our name and the use of our opinion dated April ________, 2011, on the restated consolidated financial statements of First National Energy Corporation (the “Company”) included in its amended Annual Report on Form 10-K/A being filed by the Company, for the fiscal year ended December 31, 2009.

	By:	/s/ Schwartz, Levitsky, Feldman, LLP
April 20, 2011		Schwartz, Levitsky, Feldman, LLP
Toronto, Ontario